STEWARDS INC.

AMENDMENT NO. 1 TO PROMISSORY NOTE

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Promissory Note dated June 1, 2023 in the original principal amount of US $4,700,000 (the “Original Note”), by and between Stewards Inc., a Nevada corporation formerly known as Favo Capital, Inc. (the “Company” or “Maker”), and FAVO Holdings, LLC (the “Holder”), is entered into as of June 1, 2026 (the “Effective Date”). Capitalized terms used but not defined herein have the meanings given in the Original Note.

RECITALS

A.      Under the Original Note, the final installment of principal in the amount of $1,600,000 (the “Final Installment”), together with accrued interest at 6.0% per annum, was due and payable on May 31, 2026. Interest is computed on the basis of a 365-day or 366-day year, as applicable, and actual days elapsed. The Final Installment is held by the Holder, which is owned 65% by Vincent Napolitano and 35% by Shaun Quin.

B.    The Final Installment remains outstanding. The Company and the Holder desire to extend its maturity to September 1, 2026 and to modify the interest rate applicable from June 1, 2026, as set out herein, in order to bring the obligation into compliance and provide for its orderly repayment. The parties intend to keep this a simple amendment of the Original Note.

C.     Section 11(d) of the Original Note provides that the Original Note may not be modified or amended except in a writing executed by the party to be charged, and Section 13 of the Original Note expressly authorizes renewals, extensions and modifications of the terms of payment thereunder. This Amendment constitutes such a writing and is executed by the Company and the Holder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.    Amendment of Maturity.

Section 2(a) of the Original Note is hereby amended so that the Final Installment of principal in the amount of $1,600,000, together with all accrued and unpaid interest, previously due and payable on May 31, 2026, shall instead be due and payable in full on September 1, 2026 (the “Extended Maturity Date”).

2.    Interest Rate.

The Final Installment bore interest at 6.0% per annum through May 31, 2026. From and after June 1, 2026, the outstanding principal of $1,600,000 shall bear simple interest at the rate of ten percent (10%) per annum, computed on a consistent straight-line basis per month, aggregating Forty Thousand Dollars ($40,000.00) for the period from June 1, 2026 through September 1, 2026, all of which is due and payable on the Extended Maturity Date.

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3.  Limited Waiver of Default Interest Rate.

The fifteen percent (15%) per annum default interest rate set forth in Section 6(a) of the Original Note is hereby waived solely with respect to the period from June 1, 2026 through September 1, 2026 (the “Extension Period”), including with respect to any failure to pay the Final Installment on May 31, 2026. During the Extension Period, no default interest shall accrue, and the outstanding principal shall bear interest solely at the ten percent (10%) per annum rate set forth in Section 2 above. This limited waiver does not otherwise modify, supersede, or terminate Section 6(a) of the Original Note, which shall remain in full force and effect. If the Company fails to pay the Final Installment, together with all accrued and unpaid interest, in full on the Extended Maturity Date (September 1, 2026), then the waiver set forth in this Section 3 shall cease to apply as of September 1, 2026, and the fifteen percent (15%) per annum default interest rate under Section 6(a) of the Original Note shall be reinstated and enforceable in full on all amounts then outstanding from and after September 1, 2026 until paid, in addition to all other rights and remedies of the Holder under the Original Note. The parties acknowledge and agree that any Event of Default arising solely from the failure to pay the Final Installment on May 31, 2026 is hereby waived, such waiver being conditioned upon payment of all amounts due in full on the Extended Maturity Date.

4.    Application of Payments.

Consistent with Section 2(c) of the Original Note, all payments shall be applied first to accrued and unpaid interest and then to principal.

5.    Amendment of Other Provisions.

Wherever necessary, all other terms of the Original Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Original Note shall remain in full force and effect.

6.    Representations and Warranties.

(a)    The Company represents and warrants that after giving effect to this Amendment (including the waiver and cure set forth in Section 3), no Event of Default has occurred and is continuing under the Original Note,

(ii) the execution and delivery of this Amendment have been duly authorized by all necessary corporate action, and (iii) this Amendment constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)    The Holder represents and warrants that it is the holder of the Original Note, that it has full power and authority to enter into this Amendment, and that no consent of any third party is required for the Holder to do so.

7.    Governing Law; Venue.

This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of Nevada, without regard to conflict of law principles. The exclusive venue of any action arising under or in connection with this Amendment shall be the state or federal courts located in Clark County, Nevada.

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8.    Counterparts; Electronic Signatures.

This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile, email, or electronic signature (e.g., DocuSign) shall be as effective as delivery of an original executed counterpart.

9.    Entire Agreement.

This Amendment, together with the Original Note, constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, including any prior separate extension arrangements with respect to portions of the Final Installment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

COMPANY:

Stewards Inc.

/s/ Katy Murless

Signature

Print Name: Katy Murless Title: Chief Financial Officer Date: 05 August 2026

(To be signed by a duly authorized officer of the Company.)

HOLDER:

FAVO Holdings, LLC

By its members / owners:

Vincent Napolitano - Member (65%)

/s/ Vincent Napolitano

Signature

Date: 05 August 2026

Shaun Quin - Member (35%)

/s/ Shaun Quin

Signature

Date: 05 August 2026

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